Exhibit 99.1

BEACON REPORTS SECOND QUARTER 2020 RESULTS

Mid-single digit Q2 daily sales growth prior to the mid-March COVID-19 outbreak

Enhanced liquidity and implemented cost actions in response to COVID-19

•	Record second quarter net sales of $1.46 billion, including 10.8% daily organic sales growth in non-residential roofing vs. prior year
•	Consolidated gross margins of 23.5% vs. 23.4% in the prior year
•	Net income (loss) of $(122.6) million; reflects impact of $142.6 million ($106.2 million net of taxes) non-cash Rebranding charge
•	Adjusted Net Income (Loss) of $(12.5) million vs. $(24.9) million in the prior year
•	Record second quarter Adjusted EBITDA of $38.9 million vs. $27.4 million in the prior year

HERNDON, VA.—(BUSINESS WIRE)—May 7, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its second quarter and six-month period ended March 31, 2020 (“2020”).

“Consistent with our pre-release, we produced record second quarter net sales and adjusted EBITDA,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Q2 again demonstrates significant positive progress toward our goals, highlighted by nearly 5% sales growth the first 2 ½ months, year-to-year gross margin stabilization and positive adjusted operating leverage. Despite being declared an essential business in all markets in which we operate, in mid-March the COVID-19 pandemic forced us to quickly adapt to a changing environment. In response, we have taken swift and meaningful actions to reduce costs. We have also taken proactive measures to reduce inventory and capital expenditures, and we have mitigated any long-term liquidity risks by strengthening our cash position. April sales declined with considerable divergence in state-by-state performance, as certain states have been significantly impacted by state and local government restrictions. With that said, we are well prepared for a range of demand scenarios through a strong operating model, financial flexibility, and appropriate cost actions. Amid this period of uncertainty, we are finding opportunities to improve productivity and seeing our industry-leading digital platform and enhanced levels of customer service increasingly becoming differentiators for customers. We expect these items to drive sustainable benefits when the COVID-19 headwinds have passed.”

Second Quarter

Net sales increased 2.1% to $1.46 billion, from $1.43 billion in 2019. The sales increase was influenced by our sales initiatives around contractor conversions, national account sales, and the continued positive impact of our industry-leading digital platform, partially offset by decreased hurricane-related demand compared to the prior year. Residential roofing product sales decreased 1.3%, non-residential roofing product sales increased 12.6%, and complementary product sales decreased 0.4% compared to the prior year. The second quarter of fiscal years 2020 and 2019 had 64 and 63 business days, respectively.

Net income (loss) was $(122.6) million, compared to $(68.1) million in 2019. Net income (loss) attributable to common shareholders was $(128.6) million, compared to $(74.1) million in 2019. EPS was $(1.87), compared to $(1.08) in 2019. Second quarter results were negatively impacted by the write-off of certain trade names in connection with the Company’s rebranding efforts that were announced in January 2020 (the “Rebranding”). This impact was partially offset by higher sales and gross margins, and lower interest expense, finance, and other.

Adjusted Net Income (Loss) was $(12.5) million, compared to $(24.9) million in 2019. Adjusted EBITDA was $38.9 million, compared to $27.4 million in 2019.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Year-to-Date

Net sales decreased 0.5% to $3.13 billion, from $3.15 billion in 2019. The sales decline was mainly influenced by decreased hurricane-related demand compared to the prior year, partially offset by the continued positive impact of our industry-leading digital platform. Residential roofing product sales decreased 2.3%, non-residential roofing product sales increased 6.0%, and complementary product sales decreased 2.8% compared to the prior year. The first six months of fiscal years 2020 and 2019 had 126 and 125 business days, respectively.

Net income (loss) was $(146.1) million, compared to $(69.0) million in 2019. Net income (loss) attributable to common shareholders was $(158.1) million, compared to $(81.0) million in 2019. EPS was $(2.30), compared to $(1.18) in 2019. Six-month results were negatively impacted by the second quarter write-off of certain trade names in connection with the Rebranding.

Adjusted Net Income (Loss) was $15.8 million, compared to $21.6 million in 2019. Adjusted EBITDA was $133.1 million, compared to $149.1 million in 2019.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:Beacon Second Quarter 2020 Earnings Call

When:Thursday, May 7, 2020

Time:5:00 p.m. ET

Webcast:Beacon Investor Relations – Events & Presentations (live and replay)

Live Call:(833) 513-0543; Conference ID #4742125

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the impact of the COVID‑19 pandemic on the construction sector, in general, and the financial position and operating results of our Company, in particular, which cannot be predicted and could change rapidly, and those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly-traded distributor of residential and commercial building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 110,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI BUILT, and has a proprietary digital account management suite, Beacon Pro+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com

CONTACT:

Joseph Nowicki, Executive VP & CFO

Joseph.Nowicki@becn.com

571-323-3939

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2020	% of Net Sales	2019	% of Net Sales	2020	% of Net Sales	2019	% of Net Sales
Net sales	$1,458,486	100.0%	$1,429,037	100.0%	$3,133,598	100.0%	$3,150,713	100.0%
Cost of products sold	1,116,086	76.5%	1,094,049	76.6%	2,380,500	76.0%	2,380,156	75.5%
Gross profit	342,400	23.5%	334,988	23.4%	753,098	24.0%	770,557	24.5%
Operating expense:
Selling, general and administrative	318,510	21.9%	320,408	22.4%	645,429	20.6%	648,101	20.6%
Depreciation	17,495	1.2%	17,447	1.2%	36,567	1.2%	35,048	1.1%
Amortization[1]	187,356	12.8%	51,763	3.6%	232,134	7.4%	103,784	3.3%
Total operating expense	523,361	35.9%	389,618	27.2%	914,130	29.2%	786,933	25.0%
Income (loss) from operations	(180,961)	(12.4%)	(54,630)	(3.8%)	(161,032)	(5.1%)	(16,376)	(0.5%)
Interest expense, financing costs, and other[2]	23,454	1.6%	40,452	2.8%	61,747	2.0%	78,813	2.5%
Loss on debt extinguishment	-	0.0%	-	0.0%	14,678	0.5%	-	0.0%
Income (loss) before provision for income taxes	(204,415)	(14.0%)	(95,082)	(6.6%)	(237,457)	(7.6%)	(95,189)	(3.0%)
Provision for (benefit from) income taxes	(81,775)	(5.6%)	(26,996)	(1.8%)	(91,407)	(2.9%)	(26,210)	(0.8%)
Net income (loss)	(122,640)	(8.4%)	(68,086)	(4.8%)	(146,050)	(4.7%)	(68,979)	(2.2%)
Dividends on Preferred Stock[3]	6,000	0.4%	6,000	0.4%	12,000	0.3%	12,000	0.4%
Net income (loss) attributable to common shareholders	$(128,640)	(8.8%)	$(74,086)	(5.2%)	$(158,050)	(5.0%)	$(80,979)	(2.6%)

Weighted-average common stock outstanding:
Basic	68,820,155		68,451,920		68,743,633		68,348,850
Diluted[4]	68,820,155		68,451,920		68,743,633		68,348,850

Net income (loss) per share[5]:
Basic	$(1.87)		$(1.08)		$(2.30)		$(1.18)
Diluted	$(1.87)		$(1.08)		$(2.30)		$(1.18)

____________________________________

[1]	Three and six months ended March 31, 2020 and 2019 amounts include non-cash accelerated intangible asset amortization of $142.6 million in connection with the Rebranding.
[2]

Three and six months ended March 31, 2020 amounts include a $5.6 million settlement received in connection with a class action lawsuit and a $5.3 million refund to be received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the acquisition of Allied Building Products Corp. on January 2, 2018 (the “Allied Acquisition”).

[3]

Three months ended March 31, 2020 and 2019 amounts are composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $1.0 million of Preferred Stock dividends that had been declared and paid as of period end. Six months ended March 31, 2020 and 2019 amounts are composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $7.0 million of Preferred Stock dividends that had been declared and paid as of period end..

[4]	Amounts do not include 9,694,619 shares issuable upon conversion of the Company’s participating Preferred Stock because such conversion would be anti-dilutive.
[5]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):
	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$(122,640)	$(68,086)	$(146,050)	$(68,979)
Dividends on Preferred Stock	6,000	6,000	12,000	12,000
Net income (loss) attributable to common shareholders	$(128,640)	$(74,086)	$(158,050)	$(80,979)
Undistributed income allocated to participating securities	-	-	-	-
Net income (loss) attributable to common shareholders - basic and diluted	$(128,640)	$(74,086)	$(158,050)	$(80,979)

Weighted-average common shares outstanding - basic	68,820,155	68,451,920	68,743,633	68,348,850
Effect of common share equivalents	-	-	-	-
Weighted-average common shares outstanding - diluted	68,820,155	68,451,920	68,743,633	68,348,850

Net income (loss) per share - basic	$(1.87)	$(1.08)	$(2.30)	$(1.18)
Net income (loss) per share - diluted	$(1.87)	$(1.08)	$(2.30)	$(1.18)

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	March 31,	September 30,	March 31,
	2020	2019	2019
Assets
Current assets:
Cash and cash equivalents	$781,172	$72,287	$645
Accounts receivable, net	907,539	1,108,134	869,760
Inventories, net	1,037,905	1,018,183	1,031,183
Prepaid expenses and other current assets	305,367	315,643	332,100
Total current assets	3,031,983	2,514,247	2,233,688
Property and equipment, net	247,372	260,376	271,022
Goodwill	2,488,635	2,490,590	2,490,326
Intangibles, net	889,983	1,125,540	1,229,949
Operating lease assets	452,006	-	-
Other assets, net	10	2,059	1,243
Total assets	$7,109,989	$6,392,812	$6,226,228

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$643,086	$822,931	$510,434
Accrued expenses	362,817	599,155	453,889
Current operating lease liabilities	98,477	-	-
Current portions of long-term debt/obligations	13,412	18,689	19,988
Total current liabilities	1,117,792	1,440,775	984,311
Borrowings under revolving lines of credit, net	1,001,609	80,961	416,614
Long-term debt, net	2,494,821	2,494,623	2,494,673
Deferred income taxes, net	50,365	103,913	110,064
Non-current operating lease liabilities	349,365	-	-
Long-term obligations under equipment financing, net	963	4,609	8,527
Other long-term liabilities	1,671	6,383	5,702
Total liabilities	5,016,586	4,131,264	4,019,891

Convertible Preferred Stock[1]	399,195	399,195	399,195

Stockholders' equity:
Common stock	688	685	684
Undesignated preferred stock	-	-	-
Additional paid-in capital	1,091,469	1,083,042	1,073,243
Retained earnings	641,172	799,222	752,855
Accumulated other comprehensive income (loss)	(39,121)	(20,596)	(19,640)
Total stockholders' equity	1,694,208	1,862,353	1,807,142
Total liabilities and stockholders' equity	$7,109,989	$6,392,812	$6,226,228

____________________________________

[1]

In connection with the Allied Acquisition, the Company completed the sale of 400,000 shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with an aggregate liquidation preference of $400.0 million, at a purchase price of $1,000 per share, to CD&R Boulder Holdings, L.P. The Preferred Stock is convertible perpetual participating preferred stock of the Company, and conversion of the Preferred Stock into $0.01 par value shares of the Company’s common stock will be at a conversion price of $41.26 per share (or 9,694,619 shares of common stock). The Preferred Stock accumulates dividends at a rate of 6.0% per annum (payable in cash or in-kind, subject to certain conditions). The Preferred Stock is not mandatorily redeemable; therefore, it is classified as mezzanine equity on the Company’s consolidated balance sheets.

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended March 31,
	2020	2019
Operating Activities
Net income (loss)	$(146,050)	$(68,979)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	268,701	138,832
Stock-based compensation	9,817	8,264
Certain interest expense and other financing costs	5,721	6,051
Beneficial lease amortization	-	1,145
Loss on debt extinguishment	14,678	-
Gain on sale of fixed assets	(884)	(1,172)
Deferred income taxes	(49,320)	3,086
338(h)(10) election refund[1]	(5,282)	-
Changes in operating assets and liabilities:
Accounts receivable	199,063	219,740
Inventories	(21,819)	(96,052)
Prepaid expenses and other current assets	6,527	(85,320)
Accounts payable and accrued expenses	(434,926)	(368,154)
Other assets and liabilities	2,950	415
Net cash provided by (used in) operating activities	(150,824)	(242,144)

Investing Activities
Purchases of property and equipment	(25,064)	(26,320)
Acquisition of businesses, net	-	(163,973)
Proceeds from the sale of assets	1,122	1,428
Net cash provided by (used in) investing activities	(23,942)	(188,865)

Financing Activities
Borrowings under revolving lines of credit	2,029,316	1,880,684
Payments under revolving lines of credit	(1,109,903)	(1,557,615)
Payments under term loan	(4,850)	(4,850)
Borrowings under senior notes	300,000	-
Payment under senior notes	(309,564)	-
Payment of debt issuance costs	(3,718)	-
Payments under equipment financing facilities and finance leases	(4,427)	(2,642)
Payment of dividends on Preferred Stock	(12,000)	(12,000)
Proceeds from issuance of common stock related to equity awards	1,447	1,559
Payment of taxes related to net share settlement of equity awards	(2,834)	(3,617)
Net cash provided by (used in) financing activities	883,467	301,519

Effect of exchange rate changes on cash and cash equivalents	184	208

Net increase (decrease) in cash and cash equivalents	708,885	(129,282)
Cash and cash equivalents, beginning of period	72,287	129,927
Cash and cash equivalents, end of period	$781,172	$645

__________________________________________________

[1]	Related to a gain recognized for a partial refund of the $164.0 million payment made in connection with the Allied Acquisition; payment was received subsequent to March 31, 2020.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Sales by Product Line
	Three Months Ended March 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$591,213	40.5%	$598,917	42.0%	$(7,704)	(1.3%)
Non-residential roofing products	353,001	24.2%	313,626	21.9%	39,375	12.6%
Complementary building products	514,272	35.3%	516,494	36.1%	(2,222)	(0.4%)
	$1,458,486	100.0%	$1,429,037	100.0%	$29,449	2.1%

Sales by Business Day[1]
	Three Months Ended March 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$9,238	40.5%	$9,507	42.0%	$(269)	(2.8%)
Non-residential roofing products	5,516	24.2%	4,978	21.9%	538	10.8%
Complementary building products	8,036	35.3%	8,198	36.1%	(162)	(2.0%)
	$22,790	100.0%	$22,683	100.0%	$107	0.5%

__________________________________________________

[1]	The second quarter of fiscal years 2020 and 2019 had 64 and 63 business days, respectively.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Sales by Product Line
	Six Months Ended March 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,293,473	41.3%	$1,323,780	42.0%	$(30,307)	(2.3%)
Non-residential roofing products	773,896	24.7%	729,939	23.2%	43,957	6.0%
Complementary building products	1,066,229	34.0%	1,096,994	34.8%	(30,765)	(2.8%)
	$3,133,598	100.0%	$3,150,713	100.0%	$(17,115)	(0.5%)

Sales by Business Day[1]
	Six Months Ended March 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$10,266	41.3%	$10,590	42.0%	$(324)	(3.1%)
Non-residential roofing products	6,142	24.7%	5,840	23.2%	302	5.2%
Complementary building products	8,462	34.0%	8,776	34.8%	(314)	(3.6%)
	$24,870	100.0%	$25,206	100.0%	$(336)	(1.3%)

__________________________________________________

[1]	The first six months of fiscal years 2020 and 2019 had 126 and 125 business days, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss)1

(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$(122,640)	$(68,086)	$(146,050)	$(68,979)
Adjustments:
Acquisition costs[2]	43,875	61,479	94,509	125,440
Business restructuring costs[3]	144,461	-	164,991	-
COVID-19 impact[4]	(33,322)	-	(33,322)	-
Effects of tax reform	-	(462)	-	(462)
Total adjustments	155,014	61,017	226,178	124,978
Tax impact of total adjustments[5]	(44,854)	(17,815)	(64,282)	(34,383)
Total adjustments, net of tax	110,160	43,202	161,896	90,595
Adjusted Net Income (Loss)	$(12,480)	$(24,884)	$15,846	$21,616

_________________________

[1]

Adjusted Net Income (Loss) is defined as net income excluding the impact of acquisition costs, business restructuring costs, the effects of tax reform, and the direct financial impact of the COVID-19 pandemic.

[2]	The following table presents a breakout of the components of acquisition costs for each of the periods indicated:
	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Amortization of intangible assets	$44,707	$51,764	$89,485	$103,784
Costs classified as selling, general, and administrative[a]	2,447	6,687	6,299	15,605
Non-operating (income) expenses[b]	(3,279)	3,028	(1,275)	6,051
Total acquisition costs	43,875	61,479	94,509	125,440

___________________________

a.	Mainly composed of professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses.
b.

Amounts include the amortization of debt issuance costs. For the three and six months ended March 31, 2020, amounts are offset by a $5.3 million refund to be received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the Allied Acquisition.

[3]	The following table presents a breakout of the components of business restructuring costs for each of the periods indicated:
	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Amortization in connection with the Rebranding	$142,649	$-	$142,649	$-
Costs classified as selling, general, and administrative[a]	816	-	821	-
Non-operating (income) expenses[b]	996	-	21,521	-
Total business restructuring costs	144,461	-	164,991	-

___________________________

a.	Mainly composed of costs stemming from headcount rationalization efforts and certain Rebranding costs.
b.

Amounts include accrued estimated costs related to employee benefit plan withdrawals and amortization of debt issuance costs. For the six months ended March 31, 2020, amount also includes a loss on debt extinguishment of $14.7 million in connection with the October 2019 debt refinancing.

[4]

Mainly composed of a $33.3 million income tax benefit resulting from our application of the CARES Act (see Note 14 in the Notes to Condensed Consolidated Financial Statements), partially offset by severance and other costs directly related to the Company’s response to the COVID-19 pandemic.

[5]

The effective tax rate applied to these adjustments is calculated by using forecasted adjusted pre-tax income while factoring in estimated discrete tax adjustments for the fiscal year. The tax impact of adjustments for the three months ended March 31, 2020 and 2019 were calculated using a blended effective tax rate of 28.9% and 29.2%, respectively. The tax impact of adjustments for the six months ended March 31, 2020 and 2019 were calculated using an effective tax rate of 28.4% and 27.5%, respectively.

We use Adjusted Net Income (Loss) to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted Net Income (Loss) consistently using the same method each period.

We believe that Adjusted Net Income (Loss) is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe Adjusted Net Income (Loss) is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. You should not consider Adjusted Net Income (Loss) in isolation or as a substitute for net income calculated in accordance with GAAP. Adjusted Net Income (Loss) may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted Net Income (Loss) may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$(122,640)	$(68,086)	$(146,050)	$(68,979)
Interest expense, net	35,625	41,815	70,421	81,631
Income taxes[2]	(81,775)	(26,996)	(91,407)	(26,210)
Depreciation and amortization[3]	204,851	69,210	268,701	138,832
Stock-based compensation	4,661	4,807	9,817	8,264
Acquisition costs[4]	(2,835)	6,687	1,017	15,605
Business restructuring costs[5]	943	-	20,627	-
COVID-19 impact[6]	23	-	23	-
Adjusted EBITDA	$38,853	$27,437	$133,149	$149,143

Adjusted EBITDA as a % of net sales	2.7%	1.9%	4.2%	4.7%

_________________________________

[1]

Adjusted EBITDA is defined as net income excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, business restructuring costs, and the direct financial impact of the COVID-19 pandemic. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance.

[2]

Three and six months ended March 31, 2020 amounts include tax benefits from deferred tax adjustments of $36.5 million related to the Rebranding and $33.3 million related to the impact of the recently announced CARES Act related to the COVID-19 pandemic that allows the Company to carry back net operating losses for five years and tax effects current year net losses at a 35% rate.

[3]

Three and six months ended March 31, 2020 amounts include the impact of non-cash accelerated intangible asset amortization of $142.6 million related to the write-off of certain trade names in connection with the Rebranding.

[4]

Includes selling, general, and administrative costs related to acquisitions (excluding the impact of tax). For the three and six months ended March 31, 2020, amounts are offset by a $5.3 million refund to be received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the Allied Acquisition. The other items the Company classifies as acquisition costs are embedded within the other balances reported in the table.

[5]

Six months ended March 31, 2020 amount is mainly composed of a loss on debt extinguishment of $14.7 million in connection with debt refinancing, as well as accrued estimated costs related to employee benefit plan withdrawals, costs stemming from headcount rationalization efforts, and certain Rebranding costs.

[6]	Mainly composed of severance and other costs directly related to the Company’s response to the COVID-19 pandemic.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. Adjusted EBITDA may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.